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                                                                  Exhibit 1.A.1.

                  NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY
                       Actions of the Board of Directors
                           Effective January 31, 1983


          The following actions of NEW ENGLAND VARIABLE LIFE INSURANCE COMPANY (the "Company") are taken, effective January 31, 1983, by the execution hereof by the undersigned, who constitute all members of the Company's Board of Directors. These actions have the same effect for all purposes as resolutions duly adopted at a meeting of the Board of Directors.

                     Establishment of Variable Life Account
                     --------------------------------------

RESOLVED:  That the Company establish a separate account, to be known as "New
           England Variable Life Separate Account" (the "Variable Account") or such other name as shall be determined by the Chairman of the Board, in accordance with the provisions of Section 2932 of the Delaware Insurance Code for the purpose of investing payments received under variable life insurance policies issued by the Company (the "Policies"); that the assets of the Variable Account be invested in shares of the NEL Series Fund, Inc. (the "Series Fund") or, in lieu thereof or in addition thereto, in the shares of any other investment company registered under the Investment Company Act of 1940, at the net asset value of such shares; and that all steps deemed necessary or appropriate be taken to comply with applicable federal and state laws in order that the Policies may be sold in all jurisdictions in which the Company is authorized to conduct a variable life insurance business.

                     Registration of Variable Life Account
                     -------------------------------------

RESOLVED:  That the Variable Account be organized as a unit investment trust, that it be registered, if necessary or appropriate, with the United States Securities and Exchange Commission under the Investment
           Company Act of 1940, and that the Policies be registered for sale under the Securities Act of 1933; that for that purpose the Chairman of the Board, the President, the Secretary and the General Counsel hereby are severally authorized and empowered to execute and file or cause to be filed with the Securities and Exchange Commission, in the name of and on behalf of the Company and the Variable Account, a Notification of Registration on Form N-8A, a Registration Statement
           on Form N-8B-2 and a Registration Statement on Form S-6, or on any other forms which the rules of said Commission may permit and to take all other actions which are necessary in connection with the offering of the Policies for sale
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           and the operation of the Variable Account in order to comply with the
           Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the individual or individuals so acting shall deem necessary or appropriate; and that Edward N. Wadsworth is hereby appointed as agent for service under any such registration statements duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto.

                      Services and Distribution Agreements
                      ------------------------------------

RESOLVED:  That the Chairman of the Board, the President, the Secretary and the
           General Counsel hereby are severally authorized and empowered to execute such agreement or agreements as are deemed necessary and appropriate including but not limited to an agreement under which New England Mutual Life Insurance Company will provide all services required to sell, issue and maintain the Policies, and an agreement under which NEL Equity Services Corporation will act as principal underwriter and distributor for the Policies and will provide certain administrative services for the Variable Account.

                            Standards of Suitability
                            ------------------------

RESOLVED:  That the following Standards of Suitability which express the policy of the Company with respect to determining the suitability of the variable life insurance policies are hereby adopted:

           A. No recommendation shall be made to an applicant to purchase a variable life insurance policy (a "Policy") and no Policy shall be issued in the absence of reasonable grounds to believe that the purchase of such Policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or any Affiliate or to the agent making the recommendation.

           B. Lapse rates for variable life insurance policies within the first two policy years which are significantly higher than both those encountered by the Company or any Affiliate for corresponding fixed-benefit life insurance policies and lapse

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               rates of other insurers issuing variable life insurance policies shall be considered in determining whether the procedures followed by the Company are reasonable and also whether the Company and the agents of the Company or any Affiliate are engaging, as a general business practice, in the sale of Policies to persons for whom they are unsuitable. For purposes of this Clause B, conversions from variable life insurance to fixed-benefit life insurance policies pursuant to conversion rights mandated by federal or state law relating to variable life insurance policies shall not be considered lapses.

                              Standards of Conduct
                              --------------------

RESOLVED:  That the following Standards of Conduct in respect to variable life insurance separate accounts and variable life insurance operations are hereby adopted:

           A. With respect to variable life insurance separate accounts, neither the Company nor any Affiliate shall (unless otherwise approved in writing in advance of the transaction by the insurance regulatory official of each state requiring such approval in which the Company shall be authorized to issue variable life insurance):

               (1) sell to or purchase from any such separate account established by the Company any securities or other property, other than variable life insurance policies;

               (2) purchase or allow to be purchased for any such separate account any securities of which the Company or any Affiliate is the issuer;

               (3) accept any compensation, other than a regular salary or wages from the Company or an Affiliate, for the sale or purchase of securities to or from any such separate account other than as provided in paragraph B(3) below;

               (4) engage in any joint transaction, participation, or common undertaking whereby the Company or an Affiliate participates with such separate account in any transaction in which the Company or any Affiliate obtains an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service and the Company or any other Affiliate is disadvantaged in any of these respects by the same transaction; or

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               (5)  borrow money or securities from any such separate account other than under a policy loan provision.

           B.  No provision of this Statement shall be construed to prohibit:

               (1) the investment of separate account assets in securities issued by one or more investment companies registered pursuant to the Investment Company Act of 1940 which is sponsored or managed by the Company or an Affiliate and the payment of investment management or advisory fees on such assets;

               (2) the combination of orders for the purchase or sale of securities for the Company, an Affiliate, any separate accounts, or any one or more of them which is for their mutual benefit or convenience so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants;

               (3) the performance by the Company or an Affiliate of brokerage or dealer activities in connection with the sale of securities to or by such separate account, provided that any commission, fee or remuneration charged therefor shall not exceed the minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected or such charges prevailing in the ordinary course of business in the community where such transaction is effected; or

               (4) the rendering of investment management or investment advisory services by the Company or an Affiliate for a fee, subject to any applicable variable life insurance regulation.

                              /s/ Herbert J. Boothroyd

                              /s/ J. Sheldon Caras

                              /s/ John A. Fibiger

                              /s/ Edward E. Phillips

                              /s/ Robert A. Shafto

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